UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

Generex biotechnology corpORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on From 8-K filed November 27, 2019, Generex Biotechnology Corporation (“Generex” or the “Company”) entered into a definitive Stock Purchase Agreement (the “SPA”) for the purchase of 51% of the outstanding capital stock (the “ALTuCELL Stock”) of GH Care, Inc. DBA ALTuCELL, Inc.(“ALTuCELL).

Under the SPA, in exchange for the ALTuCELL Stock, Generex agreed to deliver at closing shares of Generex common stock and $2,500,000 in cash, less any cash advanced by Generex prior to closing. As of the date of this Report, Generex has advanced an aggregate $112,000 to ALTuCELL.

In addition to stock and cash at closing, Generex has agreed to pay up to an aggregate of $3,500,000 to ALTuCell upon ALTuCell’s attainment of certain milestones.

Closing of the transaction was anticipated to occur before the end of December, 2019, but has not occurred.

On January 27, 2020, Generex and ALTuCell executed an Amendment Agreement to the SPA (the “Amendment”). Under the Amendment, closing will occur within 30 days of the full execution of the Amendment, subject to the conditions to closing under the SPA. The parties agreed that Generex will pay the $2.5 million closing payment from certain specifically identified sources.

If the closing is not completed within 30 days of execution of the Amendment, SPA will lapse unless the parties agree in writing to continue the transaction. Under the Amendment, Generex agreed to fund the ongoing operations of ALTuCELL during the extension period with a payment of $100,000, to be paid within 2 business days of signing the Amendment.

If ALTuCELL chooses to cancel the transaction as a result of delays due to forces beyond the control of Generex, including government regulatory delays or extended reviews by regulators that delay approvals of corporate actions, or by natural disasters or other unforeseen events beyond the control of Generex, ALTuCELL agrees to return all payments made by Generex.

This Current Report contains a summary of the material terms of the Amendment. The summary of this document is subject to, and is qualified in its entirety by, reference to the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

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Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2020

Generex Biotechnology Corp.

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

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Exhibit Index

Exhibit No.	Description
10.1	Amendment Agreement by and between Generex Biotechnology Corporation and GH Care, Inc. DBA ALTuCELL, Inc., as of January 27, 2020

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